Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, MARK M. MCGUIRE, THOMAS E. MORAN, DAVID M. O’LOUGHLIN AND LIZBETH L. WRIGHT his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of Eaton Corporation, an Ohio corporation, to any and all registration statements and amendments thereto filed with the Securities and Exchange Commission for the purpose of registering debt securities, debt warrants, preferred shares, common shares, contracts to purchase common shares or debt securities or any combination of any of the foregoing, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall not apply to any registration statement or amendment filed after December 31, 2009.
     IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio this 28th day of January, 2009.

Alexander M. Cutler	Richard H. Fearon

Alexander M. Cutler, Chairman and Chief Executive Officer; President; Principal Executive Officer; Director	Richard H. Fearon, Executive Vice President—Chief Financial and Planning Officer; Principal Financial Officer

Billie K. Rawot	Christopher M. Connor

Billie K. Rawot, Senior Vice President and Controller; Principal Accounting Officer	Christopher M. Connor, Director

Michael J. Critelli	Charles E. Golden

Michael J. Critelli, Director	Charles E. Golden, Director

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Ernie Green	Arthur E. Johnson

Ernie Green, Director	Arthur E. Johnson, Director

Ned C. Lautenbach	Deborah L. McCoy

Ned C. Lautenbach, Director	Deborah L. McCoy, Director

John R. Miller	Gregory R. Page

John R. Miller, Director	Gregory R. Page, Director

Victor A. Pelson

Victor A. Pelson, Director	Gary L. Tooker, Director

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